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                                                                     EXHIBIT 1.1




                            URSUS TELECOM CORPORATION
                         440 SAWGRASS CORPORATE PARKWAY
                                    SUITE 112
                             SUNRISE, FLORIDA 33325

                             UNDERWRITING AGREEMENT

                              _______________, 1998

Joseph Charles & Associates, Inc.
As Representative of the Several Underwriters
Named in Schedule I hereto
2500 N. Military Trail
Suite 300
Boca Raton, Florida 33431

Ladies and Gentlemen:

         Ursus Telecom Corporation, a Florida corporation (the "Company"), proposes to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") pursuant to this Underwriting Agreement (the "Agreement"), an aggregate of 1,500,000 shares of common stock, $.01 par value per share (the "Shares"). In addition, the Company proposes to grant to the Underwriters the option referred to in Section 2(b) to purchase all or any part of an aggregate of 225,000 additional Shares to be offered by the Company (the "Option Shares").

         The aggregate of 1,725,000 Shares, together with all or any part of the Option Shares which the Underwriters have the option to purchase are herein called the "Shares" or "Securities." The common stock of the Company to be outstanding after giving effect to the sale of the Shares is herein called the "Common Stock." The Common Stock is more fully described in the Registration Statement and the Prospectus.

         The Registration Statement (hereinafter defined) also covers the registration of an aggregate of 200,000 shares of Common Stock of the Company ("Registering Shareholders' Shares") on behalf of Fincogest, S.A., Luca M. Giussani and Jeffrey R. Chaskin ("Registering Shareholders"), which shares are the subject of an agreement with the Representative pursuant to which each such Registering Shareholder has agreed not to offer, sell, contract to sell, transfer, assign, contract to assign, gift, grant any option or warrant to purchase or right to acquire, announce his intention to sell, pledge, exchange, contract to exchange, or otherwise dispose of, directly or indirectly, any of the Registering Shareholders' Shares without the consent of the Representative for a period of twelve (12) months from the effective date (the "Effective Date") of the Registration Statement (hereinafter defined); except that during such period the Registering Shareholders may make transfers among Existing Shareholders and gifts to their children or trusts established for their children provided that any such person or organization agrees to be bound by the foregoing

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restrictions on the disposition of such shares. The Registering Shareholders'
Shares are not included in the Shares to be sold to the Underwriters as set forth on Schedule I.

         You have advised the Company that you desire to purchase the Shares, and that you have been authorized to execute this Agreement as representative of the Underwriters (the "Representative"). The Company confirms the agreements made by it with respect to the purchase of the Shares by you, as follows:

         1.  REPRESENTATIONS AND WARRANTIES.

             (a) The Company represents and warrants to each Underwriter, and agrees with each Underwriter that:

                 (i) A registration statement (File No. 333-46197) on Form S-1 relating to the public offering of the Shares and the Registering Shareholders' Shares, including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act. "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430A of the Rules and Regulations. The registration statement (including all financial schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are respectively referred to as the "Registration Statement" and the "Prospectus," except that (i) if the prospectus first filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations or otherwise utilized and not required to be so filed shall differ from said prospectus as then amended, the term "Prospectus" shall mean the prospectus first filed pursuant to Rule 424(b) or Rule 430A or so utilized from and after the date on which it shall have been filed or utilized, and (ii) if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as defined in Section 2(b)), the term "Registration Statement" shall include such registration statement as so amended and any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations, and the term "Prospectus" shall include the prospectus as so amended or supplemented, or both, as the case may be.

                 (ii) At the time the Registration Statement becomes effective and at all times subsequent thereto up to the Option Closing Date (hereinafter defined), (i) the Registration Statement and Prospectus will in all material respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that the Company makes no representation, warranty or agreement as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you or on behalf of any Underwriter through you specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, the material set forth under the heading "Underwriting" and the identity of


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counsel to the Underwriters under the heading "Legal Matters" constitute the only information furnished in writing by you, or by any Underwriter through you, for inclusion in the Registration Statement and Prospectus, as the case may be. The Registering Shareholders' Shares have been duly authorized, validly issued and are fully paid and non-assessable; the Registering Shareholders' Shares have been duly authorized and issued in compliance with or under an exemption from registration under the Act and applicable state securities laws and have not been issued in violation of the pre-emptive rights of any stockholder. There are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the Registering Shareholder's Shares.

                 (iii) The Company, including each subsidiary thereof, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company's business, properties or financial condition.

                 (iv) The authorized capital stock of the Company as of the date of the Prospectus was as set forth under "Capitalization" in the Prospectus. The shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; the outstanding securities of the Company, including without limitation thereto, the Shares and shares of Series A Preferred Stock, $.01 par value per share ("Series A Preferred Stock"), of the Company have been duly authorized and issued in compliance with or under an exemption from registration under the Act and applicable state securities laws and have not been issued in violation of the preemptive or similar rights of any stockholder and the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase any of the Shares subject hereof; except for the transfer restrictions regarding "affiliates" contained in Rule 144 promulgated under the Act and restrictions provided for in this Agreement, there are no restrictions upon the voting or transfer of, any of the Shares or Series A Preferred Stock; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company. The Shares, the Series A Preferred Stock and Representative's Warrants (as that term is defined in Section 12 herein, the "Representative's Warrants") conform in all material respects to all statements relating thereto contained in the Registration Statement and Prospectus.

                 (v) The Shares are duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights of any security holder of the Company. The certificates evidencing the Shares are and will be in valid and proper legal form. The Representative's Warrants will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Representative's Warrants and at the prices provided for therein. The shares of Common Stock underlying the Representative's Warrants have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon such exercise in accordance with the terms of the Representative's Warrants and when the price is paid, shall be fully paid and non-assessable.


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Neither the filing of the Registration Statement nor the issuance, offering or sale of any of the Shares or Representative's Warrants as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company, except as described in the Registration Statement.

                 (vi) This Agreement and the Representative's Warrants have been duly and validly authorized, executed and delivered by the Company, and assuming due execution by the other party or parties hereto and thereto, constitute valid and binding obligations of the Company enforceable against the Company, in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles of law. The Company has full power and authority to authorize, issue and sell the Securities to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Securities, the Representative's Warrants or the Securities underlying the Representative's Warrants, except such as may be required under the Act, state securities laws, or the by-laws and rules of the National Association of Securities Dealers, Inc. ("NASD").

                 (vii) Except as described in the Prospectus, the Company is not in violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement, and the Representative's Warrants will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company are subject, which would have a material adverse effect on the business, properties or financial condition of the Company, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company of any court or of any regulatory authority or other governmental body having jurisdiction over the Company.

                 (viii) The Company owns no real property and, subject to the qualifications stated in the Registration Statement and the Prospectus, the Company has good and valid title to all properties and assets described in the Registration Statement and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its business; all of the leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Registration Statement and the Prospectus are in full force and effect, and, except as described in the Registration Statement and the Prospectus, the Company is not in default in any respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or


                                       4
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referred to in the Registration Statement and the Prospectus; and the Company
owns or leases all such properties described in the Registration Statement and the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Registration Statement and the Prospectus, as proposed to be conducted as set forth in the Registration Statement and the Prospectus.

                 (ix) Ernst & Young, L.L.P., who have given their report on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are with respect to the Company independent public accountants as required by the Act and the Rules and Regulations.

                 (x) The financial statements, related notes and schedules set forth in the Registration Statement and the Prospectus present fairly the financial position and results of operations and changes in financial position of the Company on the basis stated in the Registration Statement and the Prospectus, at the respective dates and for the respective periods to which they apply. Said statements and schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved.

                 (xi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in or contemplated by the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any change in the capital stock (except the Stock Split as described in the Registration Statement ) of, or any incurrence of long-term debt by, the Company or any issuance of options, warrants or other rights to purchase the capital stock of the Company or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or other), net worth, results of operations, business, key personnel or properties of it which would be material to the business or financial condition of the Company, and the Company has not become party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

                 (xii) Except as set forth in the Prospectus, there is not now pending nor, to the knowledge of the Company, threatened, any action, suit or proceeding (including those related to environmental matters or discrimination on the basis of age, sex, religion or race) to which the Company is a party before or by any court or governmental agency or body, which, if adversely determined, would result in any material adverse change in the condition (financial or other), business prospects, net worth or properties of the Company; and, except as set forth in the Prospectus, no labor disputes involving the employees of the Company exist which, if adversely determined, would result in any material adverse change in the condition (financial or otherwise), business prospects, net worth or property of the Company.

                 (xiii) Except as disclosed in the Prospectus, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown


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as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company which has not been adequately reserved for on the Company's balance sheet.

                 (xiv) The Company has all necessary consents, approvals, licenses, permits, franchises and authorizations of and from all United States and foreign, federal, state or provincial, local and other governmental or other regulatory authorities ("Licenses") currently required for the conduct of its business or the ownership of its property as described in the Registration Statement and the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, copyrights and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof. Except as described in the Prospectus, none of the activities or business of the Company is in violation of, or causes the Company to violate in any material respect any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or locality, or of any foreign jurisdiction or subdivision thereof. The Company has fulfilled and performed all its material obligations with respect to such Licenses and no event has occurred that allows, or after notice or lapse of time or both would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such License, except where any of the foregoing would not have individually or in the aggregate a material adverse effect upon the condition (financial or otherwise), business prospects, net worth or properties of the Company and subject in each case to such qualification as may be set forth in the Registration Statement and the Prospectus; and, except as described in the Registration Statement and the Prospectus, none of such Licenses contains any restriction or conditions that is materially burdensome to the Company. Without limiting the generality of this paragraph 1(a)(xiv);


                    (A) The Company holds all telecommunications regulatory licenses, permits, authorizations, consents and approvals (the "Telecommunications Licenses") required from the Federal Communications Commission (the "FCC") for the Company to conduct its business in the manner described in or contemplated by the Registration Statement and the Prospectus, except as would not have, individually or in the aggregate, a material adverse effect upon the condition (financial or otherwise), business prospects, net worth or properties of the Company; the Telecommunications Licenses have been duly and validly issued and are in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, a material adverse effect upon the condition (financial or otherwise), business prospects, net worth or properties of the Company; no proceedings to revoke or restrict the Telecommunications Licenses are pending or, to our knowledge, threatened; the Company is not in material violation of any of the terms and conditions of any of the Telecommunications Licenses, is not in material violation of the Communications Act of 1934, as amended (the "Communications Act"), and is not in material violation of any FCC rules and regulations; and the Company has in effect with the FCC all international and domestic service tariffs necessary to conduct its business in the manner described in or contemplated by the Registration Statement and the Prospectus;


                                       6
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                    (B) The Company has obtained all state Telecommunications
         Licenses and filed all tariffs required for the provision of telecommunications services in any state to conduct their business in the manner described in or contemplated by the Registration Statement and the Prospectus, except where the failure to do so would not have, individually or in the aggregate, a material adverse effect upon the condition (financial or otherwise), business prospects, net worth or properties of the Company;

                    (C) There is no outstanding adverse judgment, injunction, decree or order that has been issued by the FCC or any state public utility commission or similar state agency ("PUC") against the Company or any action, proceeding or, to the Company's knowledge, investigation pending before the FCC or any state PUC, or, to the best of the Company's knowledge, threatened by the FCC or any state PUC against the Company which, if the subject of any unfavorable decision, ruling or finding, would have a material adverse effect upon the condition (financial or otherwise), business prospects, net worth or properties of the Company;

                    (D) No license, permit, consent, approval, order or authorization of, or filing with, the FCC or with any state PUC on the part of the Company is required in connection with the issuance or sale of the Shares;

                    (E) Neither the issuance and sale of the Shares nor the performance by the Company of its obligations hereunder will result in a violation in any material respect of the Communications Act or any applicable FCC rules or regulations, or any order, writ, judgment, injunction, decree or award of the FCC binding on the Company; and

                    (F) Except as disclosed in the Registration Statement, the Company is not in non-compliance in the provision of international call-back service with the laws of any foreign jurisdiction.

                 (xv) The Company has not, directly or indirectly, at any time
(A) made any contributions to any candidate for foreign political office, or if made, failed to disclose fully any such contribution made in violation of law, or (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                 (xvi) On the Closing Dates (as defined in Section 2(c)), all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Shares to the Underwriters hereunder will have been fully paid or provided for by the Company, and all laws imposing such taxes will have been fully complied with.


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                 (xvii) All contracts and other documents of the Company which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

                 (xviii) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares, or to facilitate the sale or resale of the Securities.

                 (xix) Except for Ursus Telecom France (a majority-owned subsidiary of the Company), the Company has no active subsidiaries.

                 (xx) Except for this Agreement and other agreements with the Representative, the Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

                 (xxi) The Shares have been approved for listing on the Nasdaq National Market.

                 (xxii) Except for such rights which have been waived or satisfied and except as set forth in the Registration Statement or the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

                 (xxiii) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an investment company under the Investment Company Act of 1940.

                 (xxiv) The Company (A) is in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in material compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals will not have a material adverse effect on the Company.

                 (xxv) The Company maintains a system of internal accounting controls that, taken as a whole, are sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the


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recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (xxvi) The Stock Split (as defined in the Registration Statement) will be, prior to the public offering of the Shares contemplated hereby, consummated in the manner described in the Prospectus and in compliance with applicable state law.

             (b) Luca M. Giussani and Jeffrey R. Chaskin represent and warrant to each Underwriter, and agree with each Underwriter, severally and not jointly, that:

                 (i) Messrs. Giussani and Chaskin have furnished all information with respect to themselves of a type referred to in Item 507 of Regulation S-K under the Act so as to permit the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time;

                 (ii) The information pertaining to Messrs. Giussani and Chaskin under the caption "Principal and Registering Shareholders" in the Prospectus, does not and, on the Effective Date and at all times up to and including the First Closing Date and the Option Closing Date, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                 (iii) There are no options, warrants, calls, convertible securities or commitments of any kind whatsoever relating to the Registering Shareholder's Shares. The Registering Shareholders are the sole legal and beneficial owners of the number of shares being registered pursuant to the Registration Statement on behalf of such Registering Shareholders.

                 (iv) Nothing has come to the attention of Mr. Giussani or Mr. Chaskin to cause them to have reason to believe that the representations and warranties of the Company contained in Section 1(a) of this agreement are not true and correct.

       2.    PURCHASE, DELIVERY AND SALE OF THE SHARES.

             (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to buy from the Company at $_____ per Share at the place and time hereinafter specified, the number of Shares set forth opposite each Underwriter's name in Schedule I hereto (the "Firm Shares").

             Delivery of the Firm Shares against payment therefor shall take place at the offices of Joseph Charles & Associates, Inc., 2500 N. Military Trail, Suite 300, Boca Raton, Florida 33431 (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m. Eastern Standard Time on ______________, 1998, or at such other time and date, not later than five (5) business days thereafter, as you may designate, such time and date of payment and delivery for the Firm Shares being herein called the "First Closing Date." Time shall be of the essence and delivery at the time and place specified in this subsection (a) is a further condition to the obligations of the Underwriters hereunder.

             (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants the Representative an option to purchase all or any part of Option Shares at the same price per Share as the Representative pays for the Firm Shares being sold pursuant to the provisions of subsection (a) of this Section 2. This option may be exercised on one occasion within 45-days after the Effective Date upon notice by you to the Company advising it as to the amount of Option Shares as to which the option is being exercised, the names and denominations in which the certificates for such Option Shares are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by you but shall not be earlier than three (3) and not later than five (5) full business days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Shares against payment therefor shall take place at the offices of Joseph Charles & Associates, Inc., 2500 N. Military Trail, Suite 300, Boca Raton, Florida 33431, or as otherwise may be agreed in writing. Time shall be of the essence and delivery at the time and place specified in this subsection (b) is a further condition to the obligations of the Underwriters hereunder.

             The Option granted hereunder may be exercised only to cover over-allotments in the sale of Firm Shares referred to in subsection (a) above.

             (c) The Company will make one or more certificates for the Shares to be purchased by the Representative hereunder, in definitive form, available to you for checking and packaging at the office of Joseph Charles & Associates, Inc., 2500 N. Military Trail, Suite 300, Boca Raton, Florida 33431 at least one full business day prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates" and individually as a "Closing Date"), as the case may be. The certificates shall be registered in such name or names and in such denomination or denominations as you may request in writing, at least two full business days prior to the relevant Closing Date. Time shall be of the essence and the availability of the certificates at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

             Definitive certificates in negotiable form for the Securities to be purchased by the Underwriters hereunder will be delivered by the Company to you for the several accounts of the Underwriters against payment of the purchase price by you, by wire transfer of same-day funds, payable to the order of the Company.

             In addition, in the event the Representative exercises the option to purchase from the Company all or any portion of the Option Shares pursuant to the provisions of subsection (b) above, payment for such Option Shares shall be made to or upon the order of the Company by you, for the several accounts of the Underwriters, by wire transfer of same day funds to the Company, at the offices of Joseph Charles & Associates, Inc. at the time and date of delivery of such Option Shares as required by the provisions of subsection (b) above, against receipt of the certificates for such Option Shares by you, for the several accounts of the Underwriters registered in such names and in such denominations as you may request.

             It is understood that the Underwriters propose to offer the Shares to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective ("Effective Date").

     3.      COVENANTS OF THE COMPANY.

     The Company covenants and agrees with each Underwriter that:

             (a) The Company will use its best efforts to cause the Registration Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, will so advise the Representative and will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative or counsel to the Representative shall have reasonably objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (A) the completion by the Underwriters of the distribution of the Shares contemplated hereby (but in no event more than nine months after the Effective Date) and (B) 25 days after the Effective Date, the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in the Representative's reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares.

         Promptly after the Representative or the Company is advised thereof, the Representative will advise the Company or the Company will advise the Representative, as the case may be, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop orders or other order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering in any jurisdiction, or the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting thereof.

         The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and dealers to use the Prospectus in connection with the sale of the Shares for such period not to exceed nine months from the Effective Date as in the reasonable opinion of counsel for the Representative the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer, of any event of which the Company has knowledge and which materially affects the Company or the Securities, or which in the opinion of counsel for the Company or counsel for the Underwriters should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Shares, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as the Representative may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters, except that in case the Underwriters are required, in connection with the sale of the Shares, to deliver a Prospectus nine months or more after the Effective Date, the Company will upon request of and at your expense, amend or supplement the Registration Statement and Prospectus and furnish the Underwriters with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

             (b) The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder in connection with the offering and issuance of the Shares. The Company will use its best efforts to qualify or register the Securities for sale under the securities or "blue sky" laws of such jurisdictions as the Representative may have designated in writing prior to the execution hereof and will make such applications and furnish such information to counsel for the Representative as may be required for that purpose and to comply with such laws, provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as you may reasonably require for the distribution of the Shares. Legal fees for such qualifications shall be itemized based on the time expended and costs incurred, shall be reasonable and shall not in any event exceed $10,000 exclusive of filing fees.

             (c) The Company will instruct its transfer agent to provide you with copies of the Depository Trust Company stock transfer sheets on a weekly basis for a period of three months from the First Closing Date and on a monthly basis thereafter for nine additional months.

             (d) The Company will use its best efforts to cause a registration statement under the Exchange Act to be declared effective on the Effective Date.

             (e) For so long as the Company is a reporting company under either
Section 12(g), 13 or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail and at its expense, will furnish to you during the period ending five (5) years from the date hereof, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any subsidiaries as at the end of such fiscal year, together with statements of income, stockholders' equity and cash flows of the Company and any subsidiaries as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as they are available, a copy of all reports

(financial or other) mailed to security holders; (iii) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission; and (iv) such other information of a public nature as you may from time to time reasonably request.

             (f) The financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

             (g) The Company will deliver to you at or before the First Closing Date two (2) signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto. The Company will deliver to or upon your order, from time to time until the Effective Date as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriters may reasonably request. The Company will deliver to you on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

             (h) The Company will make generally available to its security holders and deliver to you as soon as it is practicable to do so, but in no event later than 90 days after the end of 12 months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the Effective Date which shall satisfy the requirements of Section 11(a) of the Act.

             (i) The Company will apply the net proceeds from the sale of the Shares substantially for the purposes set forth under "Use of Proceeds" in the Prospectus, and will report the use of the proceeds from the sale of the Shares as may be required pursuant to Rule 463 of the Rules and Regulations.

             (j) The Company will, promptly upon your request, prepare and file with the Commission any amendments or supplements to the Registration Statement, preliminary Prospectus or Prospectus and take any other action, which in the opinion of De Martino Finkelstein Rosen & Virga, counsel to the Representative, may be reasonably necessary or advisable in connection with the distribution of the Shares and will use its best efforts to cause the same to become effective as promptly as possible.

             (k) Prior to the Effective Date, the Company will cause all of the Company's directors, executive officers and 5% stockholders of the Company to enter into a written agreement with the Representative, which, among other things, shall provide that for a period of twelve (12) months following the Effective Date, such persons will not offer, sell, contract to sell, transfer, assign, gift, grant any option or warrant to purchase or right to acquire, any of the shares of Common Stock or Preferred Stock of the Company (including preferred stock, warrants, options or other securities convertible into Common Stock which may be deemed to be beneficially owned by such person in accordance with the rules of the Commission) owned by them on the Effective Date, or subsequently acquired by the exercise of any options or warrants or conversion of any convertible security of the Company held by them on the Effective Date directly or indirectly, except with the Representative's prior written consent, which consent may be unreasonably withheld, and such stockholders will permit all certificates evidencing those shares to be stamped with an appropriate restrictive legend, and will cause the transfer agent for the Company to note such restrictions on the transfer books and records of the Company; except that, during such twelve
(12) month period, such stockholders may make transfers among Existing Shareholders (as defined in the Registration Statement) and gifts to their children or trusts established for their children provided that any such person or organization agrees to be bound by the foregoing restrictions on the disposition of the securities.

             (l) The Company shall, upon the initial filing of the Registration Statement, make all filings required to obtain approval for the quotation of the Shares on the Nasdaq National Market System and will use its best efforts to effect and maintain the aforesaid approval for at least three (3) years from the date of this Agreement. Within ten (10) days after the Effective Date, the Company shall cause the Company to be listed in the Moody's OTC Industrial Manual or S&P Manual and cause such listing to be maintained for three (3) years from the date of this Agreement.

             (m) The Company represents that it has not taken, and agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares, or to facilitate the sale or resale of the Securities.

             (n) During the period of the offering, and for a period of twelve
(12) months from the later of the First Closing or Option Closing Date, the Company will not sell or otherwise dispose of any Shares of Common Stock or Preferred Stock or issue warrants or options or other equity securities of the Company (except for: (i) up to 1,000,000 shares pursuant to the Company's Stock Incentive Plan; (ii) shares of Common Stock issuable upon exercise of options outstanding on the Closing Dates or (iii) shares of Common Stock or securities exchangeable or exercisable for, or any securities convertible into, Common Stock in connection with an acquisition provided that the holder of any such Common Stock or securities executes an agreement identical to the agreement required by Section 3(k)) or purchase any securities of the Company without the Representative's prior written consent; provided that with the prior written consent of the Representative, which consent shall not be unreasonably withheld, the Company may issue warrants to purchase Common Stock in connection with the issuance by the Company of non-convertible debt instruments the proceeds of which are used by the Company exclusively for the purpose of acquisitions and provided, further, that: (1) the aggregate number of all such warrants issued in connection with all such non-convertible debt offerings does not exceed warrants to purchase 8% of the total issued and outstanding shares of Common Stock of the Company on the Effective Date (after giving effect to the sale of the Shares and to the exercise of any options, warrants or other convertible securities issued and outstanding on the Effective Date); and (2) the exercise price of any such warrants shall be not less than 110% of the Current Market Price of a share of Common Stock of the Company on the closing date of any such high yield debt offering. For purposes of this Section 3(n), the term "Current Market Price" shall mean the closing price of a share of Common Stock on the trading date immediately preceding the date in question. The closing price shall be the last reported sales price on the principal national securities exchange (including for purposes hereof, the Nasdaq National Market System) on which the Common Stock is listed or admitted to trading, or if the Common Stock is not admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc., through the Nasdaq Stock Market, Inc. or a similar organization. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by The National Stock Market, Inc., or any similar organization, the Current Market Price shall mean the fair value of a share of Common Stock as determined in good faith by the Board of Directors of the Company.

             (o) The Company shall retain a public relations firm reasonably acceptable to the Representative, and shall continue to retain such firm, or any alternate firm acceptable to the Representative, for a minimum period of one (1) year following the later of the First Closing or Option Closing Date.

             (p) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Representative's Warrants outstanding from time to time.

             (q) The Company shall deliver to the Representative, at the Company's expense, five (5) bound volumes containing the Registration Statement and all exhibits filed therewith, and all amendments thereto, and all other material correspondence, filings, certificates and other documents filed and/or delivered in connection with this offering. The Company shall use its best efforts to deliver such volumes within one hundred eighty (180) days of the First Closing Date.

             (r) The Company shall deliver to the Representative an executed financial consulting agreement in form and substance reasonably acceptable to the Representative whereby the Representative agrees to act as a financial consultant for a period of twenty-four (24) months from the First Closing Date for a fee of $3,000 per month payable in advance at the First Closing Date.

             (s) For a period of two (2) years from the First Closing Date, the Representative shall have the right to designate a consultant to the Board of Directors which consultant shall have the right to attend all Board of Directors and Board of Directors committee meetings and to receive copies of all written consents to action prior to execution thereof and such other notices and materials as may be forwarded to other outside members of the Board provided such consultant shall execute a confidentiality agreement in form and substance acceptable to the Representative and the Company. The consultant shall be compensated on the same basis as outside members of the Board including reimbursement of travel and hotel expenses except that such consultant shall receive ten-year options to purchase only 4,000 shares of Common Stock of the Company exercisable at the fair market value thereof on the date of grant for each year of service.

             (t) The Company shall have acquired Directors' and Officers' Liability Insurance (provided that such insurance can be obtained at a reasonable cost as determined by the Company and the Representative) from an insurer and in an amount reasonably satisfactory to the Representative.

             (u) The Company shall purchase and maintain a keyman life insurance policy in the face amount of $2,000,000 on the life of each of Mr. Luca M. Giussani and Mr. Jeffrey R. Chaskin for a period of three (3) years from the date of the Prospectus.

      4.     CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

         The obligations of the Underwriters to purchase and pay for the Shares which they have agreed to purchase hereunder are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

             (a) The Registration Statement shall have become effective and you shall have received notice thereof not later than 4:30 p.m., Eastern Standard time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing; on the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to the knowledge of any Underwriter or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of De Martino Finkelstein Rosen & Virga, counsel to the Representative; and no stop order shall be in effect denying or suspending effectiveness of the Registration Statement nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under the Act.

             (b) (i) At the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Stroock & Stroock & Lavan LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Representative, to the effect that:

                    (A) The Company, and each subsidiary thereof, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation and is duly qualified or licensed to do business as a foreign corporation in good standing in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where failure to so qualify will not have a material adverse effect in the business, properties or financial condition of the Company. The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Representative's Warrants;

                    (B) The authorized capitalization of the Company as of the date of the Prospectus was as set forth under "Capitalization" in the Registration Statement and the Prospectus; all of the shares of the Company's outstanding stock requiring authorization for issuance by the Company's Board of Directors has been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock and Series A Preferred Stock of the Company have been duly authorized and issued in compliance with or under an exemption from registration under the Act and applicable state securities laws and have not been issued in violation of the preemptive rights of any stockholder and the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase any of the Shares; except for the transfer restrictions regarding "affiliates" contained in Rule 144 promulgated under the Act and restrictions provided for in this Agreement, to the knowledge of such counsel, there are no restrictions upon the voting or transfer of any of the Shares, the Common Stock, Series A Preferred Stock and the Representative's Warrants and such Securities conform in all material respects to the respective descriptions thereof contained in the Prospectus; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any share of capital stock of the Company have been granted or entered into by the Company; the Shares to be issued as contemplated in the Registration Statement and this Agreement have been duly authorized and, when paid, will be validly issued, fully paid and non-assessable and free of preemptive rights contained in the Company's articles of incorporation or By-laws, or any other document, instrument or agreement known to counsel; a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Representative's Warrants; neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any registration rights or other rights, other than those contemplated by the Representative's Warrants or which have been waived or satisfied, for or relating to the registration of the Securities. The Company has no subsidiaries;

                    (C) This Agreement and the Representative's Warrants (sometimes hereinafter collectively referred to as the "Representative Agreements") have been duly and validly authorized, executed and delivered by the Company, and assuming due execution and delivery of this Agreement by the Representative, all of such agreements are, or when duly executed will be, the valid and legally binding obligations of the Company, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors, or by general equitable principles and except as rights to underwriting and contribution hereunder may be limited by applicable securities laws or public policy;

                    (D) The certificates evidencing the Shares are in valid and proper legal form; the Representative's Warrants will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Representative's Warrants and at the prices provided therein; the shares of Common Stock of the Company issuable upon exercise of the Representative's Warrants have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon such exercise in accordance with the terms of the Representative's Warrants and when the price is paid shall be fully paid and non-assessable;

                    (E) Such counsel knows of no pending or threatened legal or governmental proceedings to which the Company is a party which are required to be described or referred to in the Registration Statement which are not so described or referred to;

                    (F) The execution and delivery of this Agreement and the Representative's Warrants and the incurrence of the obligations of the Company herein and therein set forth and the consummation of the transactions herein or therein contemplated will not result in a violation of or default under the certificate or articles of incorporation or bylaws of the Company, or any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any of the contracts, indentures, mortgages, loan agreements, leases, joint ventures or other agreements or instruments to which the Company is a party, except where such violation or default would not have a material adverse effect on the Company or result in a violation of, or constitute a default under, the certificate or articles of incorporation or by-laws of the Company;

                    (G) The Registration Statement has become effective under the Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission and the Registration Statement and the Prospectus (except, in the case of both the Registration Statement and any Amendment thereto, and the Prospectus and any supplement thereto for the financial statements and notes and schedules thereto, and other financial information or statistical data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                    (H) All descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts, plans, options and other documents are accurate and fairly present the information required to be shown, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus and any such amendment or supplement, or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

                    (I) The Underwriting Agreement and the Representative's Warrants have been duly and validly authorized, executed and delivered by the Company, and assuming due execution by the other party or parties hereto and thereto, constitute valid and binding obligations of the Company enforceable against the Company, in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles of law. The Company has full power and authority to authorize, issue and sell the Securities to be sold by it thereunder on the terms and conditions set forth therein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Securities, the Representative's Warrants or the Securities underlying the Representative's Warrants, except such as may be required under the Act, state securities laws (as to which such counsel need express no opinion), or the by-laws and rules of the National Association of Securities Dealers, Inc. ("NASD").

                    (J) To the extent that the statements contained in the Prospectus under the headings "Business - Trademarks," "Business - Legal Proceedings," "Management - Employment Agreements," "Management - Stock Incentive Plan," "Certain Relationships and Related Party Transactions," "Description of Capital Stock," "Shares Eligible For Future Sale" and "Legal Matters" refer to opinions of such counsel on matters of law or purport to summarize the status of litigation or purport to summarize the provisions of statutes, regulations, contracts, agreements or other documents, such statements have been reviewed by such counsel and accurately reflect the status of any such litigation, such provisions purported to be summarized and any such opinions of such counsel;

                    (K) The Common Stock has been approved for listing on the Nasdaq National Market;

                    (L) The Company is not, and immediately after receipt of payment for the Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                    (M) Except as disclosed in the Prospectus, to the knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement;

                    (N) To such counsel's knowledge, the Company is not in default in the performance and observance of any obligation, agreement, covenant or condition contained in any material existing instrument, except for such violations or defaults as would not, individually or in the aggregate, result in a material adverse change in the financial condition or results of operations of the Company or is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree known to such counsel applicable to the Company; and

         Such counsel has participated in conferences with officers, directors, employees and representatives of the Company in connection with the preparation of the Registration Statement and the Prospectus and nothing has come to the attention of such counsel that caused such counsel to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein in light of the circumstances under which they were made not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes and schedules thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion).

         In rendering such opinions such counsel may rely as to matters of fact upon certificates of responsible officers of the Company provided the extent of such reliance is specified in such opinion.

                 (ii) At the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Swidler & Berlin, Chartered, telecommunications regulatory counsel for the Company, in form and substance reasonably satisfactory to counsel for the Representative, to the effect that:

                    (A) The Company has been granted Section 214 authority by the Federal Communications Commission ("FCC") to provide international switched telecommunications services through the resale of international switched voice and private line services and/or by using its own facilities and has on file with the FCC tariffs applicable to its domestic and international services and has such other FCC authorizations as may be required for the Company to conduct its business in the manner described in the Prospectus ("Telecommunications License"). To counsel's knowledge after reasonable inquiry, the FCC Telecommunications License currently held by the Company has been duly and validly issued and is in full force and effect, and no proceedings to revoke or restrict such FCC Telecommunications License is pending or threatened. To counsel's knowledge after reasonable inquiry, the Company is not in violation of any of the terms and conditions of its FCC Telecommunications License, is not in violation of the Communications Act of 1934, as amended ("Communications Act"), and is not in violation of any FCC rules and regulations, except to the extent that such violation is disclosed in the Registration Statement and would not have a material adverse effect upon the condition (financial or otherwise), business prospects, net worth or properties of the Company. The Company has in effect with the FCC all international switched, international private line and/or United States domestic interexchange service tariffs necessary to conduct its business in the manner described in the Prospectus;

                    (B) To the extent they constitute a summary of legal matters, documents or proceedings referred to therein, the statements in the Prospectus under the captions "Risk Factors - Government Regulation" and "Business - Government Regulation" solely to the extent they concern FCC regulation of the Company's services are accurate in all material respects and fairly summarize in all material respects all matters referred to therein, and there are no material omissions under such captions with respect to such legal matters, documents and proceedings;

                    (C) The Company has obtained all state Telecommunications Licenses and filed all tariffs required for the provision of telecommunications services in any state to conduct its business in the manner described in or contemplated by the Prospectus except where the failure to obtain such licenses and/or file such tariffs would not have, individually or in the aggregate, a material adverse effect upon the condition (financial or otherwise), business prospects, net worth or properties of the Company;

                    (D) There is no outstanding adverse judgment, injunction, decree or order that has been issued by the FCC against the Company or any action, proceeding or investigation pending before the FCC or, to such counsel's knowledge, threatened by the FCC against the Company or otherwise which, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect upon the condition (financial or otherwise), business prospects, net worth or properties of the Company;

                    (E) To such counsel's knowledge, there is no outstanding adverse judgment, injunction, decree or order that has been issued by any state public utility commission ("PUC") against the Company or any action, proceeding or investigation pending before or threatened by any state PUC against the Company which, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect upon the condition (financial or otherwise), business prospects, net worth or properties of the Company;

                    (F) No authorization of, or filing with, the FCC or with any state PUC on the part of the Company is required in connection with the issuance or sale of the Shares;

                    (G) Neither the issuance and sale of the Common Stock nor the performance by the Company of its obligations under this Agreement will result in a violation of the Communications Act, or any applicable rules or the regulations promulgated under the Communications Act, or, to counsel's knowledge, any order, writ, judgment, injunction, decree or award of the FCC binding on the Company; and

                    (H) The Telecommunications License requires the Company to provide any international call-back service using uncompleted call signaling in a manner that is consistent with the laws of the countries in which they operate. Although we do not provide legal services to the Company regarding the application or interpretation of any non-U.S. law and although we have performed no due diligence in this regard other than discussing with management of the Company the Company's operations and compliance with applicable FCC requirements and reviewing any portions of the opinions of local counsel of [South Africa, France, Russia, Bahamas, Argentina, Peru, Ecuador, Uruguay, Columbia, Lebanon and Egypt] specifically regarding the provision of international call-back service in certain jurisdictions in which the Company operates, we are not aware of any non-compliance in the provision of international call-back service by the Company with the laws of any of these foreign jurisdictions in which the Company operates that would constitute a violation of the Telecommunications License and have a material adverse effect upon the condition (financial or otherwise), business prospects, net worth or properties of the Company, taken as a whole, except as described in the Prospectus under the captions "Risk Factors - Government Regulation" and "Business - Government Regulation."

                 (iii) At the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of ___________, ____________, ____________, ____________, and _________, special regulatory counsel for the
Company in each jurisdiction referred to above, in form and substance reasonably satisfactory to counsel for the Representative.

         In rendering such opinions, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact; and in rendering such opinion may rely as to (i) all matters of law other than the law of the United States, the State of Florida or the District of Columbia, upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

             (c) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus, and other related matters shall be reasonably satisfactory to or approved by De Martino Finkelstein Rosen & Virga, counsel to the Representative.

             (d) You shall have received a "cold comfort" letter on and as of the time of the execution of this Agreement and again on and as of the First Closing Date, in each instance describing procedures carried out to a date within five (5) days of the date of the letter, from Ernst & Young L.L.P., independent public accountants for the Company, with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus and substantially in the form approved by you.

             (e) At each of the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date and the Company shall not have incurred any material liabilities nor entered into any agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law shall be pending or threatened against the Company which would be required to be disclosed in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise) or results of operations. In addition, you shall have received, at the First Closing Date, a certificate signed by the President and the principal financial or accounting officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection (e).

             (f) Upon exercise of the option provided for in Section 2(b) hereof, the obligations of the Representative to purchase and pay for the Option Shares referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

                 (i) The Registration Statement shall remain effective at the Option Closing Date, no stop order suspending the effectiveness thereof shall have been issued, and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of De Martino Finkelstein Rosen & Virga, counsel to the Representative.

                 (ii) At the Option Closing Date there shall have been delivered to you the signed opinions of (A) Stroock & Stroock & Lavan LLP, counsel for the Company, (B) Swidler & Berlin, Chartered, telecommunications regulatory counsel for the Company, and (C) each of the

Company's special regulatory counsel referred to in Section 4(b)(iii) above, dated as of the Option Closing Date, in form and substance reasonably satisfactory to De Martino Finkelstein Rosen & Virga, counsel to the Representative, which opinions shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to
Section 4(b) hereof, except that such opinions, where appropriate, shall cover the Option Shares rather than the Firm Shares. If the First Closing Date is the same as the Option Closing Date, such opinions may be combined.

                 (iii) At the Option Closing Date, there shall have been delivered to you a certificate of the President and the Chairman of the Board of Directors of the Company dated the Option Closing Date, in form and substance reasonably satisfactory to De Martino Finkelstein Rosen & Virga, counsel to the Representative, substantially the same in scope and substance as the certificates furnished to you at the First Closing Date pursuant to Section 4(e) hereof.

                 (iv) At the Option Closing Date, there shall have been delivered to you a letter in form and substance satisfactory to you from Ernst & Young L.L.P., dated the Option Closing Date and addressed to you, confirming the information in their letter referred to in Section 4(d) hereof as of the date thereof and stating that, without any additional investigation required, nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five (5) days prior to the Option Closing Date which would require any change in said letter if it were required to be dated the Option Closing Date.

                 (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Shares shall be reasonably satisfactory in form and substance to you, and you and De Martino Finkelstein Rosen & Virga, counsel to the Representative, shall have been furnished with all such documents and certificates as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or of its compliance with any of the covenants or conditions contained therein.

             (g) Each of Fincogest, S.A., and Messrs. Giussani and Chaskin will enter into a written agreement with the Representative which, among other things, shall provide that, for a period of twelve (12) months following the Effective Date, they will not offer, sell, contract to sell, transfer, assign, gift, grant any option or warrant to purchase or right to acquire, announce his intention to sell, pledge, exchange, contract to exchange, or otherwise dispose of, directly or indirectly, any of the Registering Shareholders' Shares without the prior written consent of the Representative, which consent may be unreasonably withheld, except that during such period the Registering Shareholders may make transfers among Existing Shareholders (as defined in the Registration Statement) and gifts to their respective children or trusts established for their children provided that any such person or organization agrees to be bound by the foregoing restrictions on the disposition of such Shares.

             (h) If any of the conditions herein provided for in this Section shall not have been completely fulfilled as of the date indicated, this Agreement and all obligations of the Underwriters under this Agreement may be canceled at, or at any time prior to, each Closing Date by your notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of any Underwriter to the Company, except as otherwise provided herein.

      5.     CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

         The obligation of the Company to sell and deliver the Shares is subject to the following conditions:

             (a) The Registration Statement shall have become effective not later than 4:30 p.m. Eastern Standard Time, on the date of this Agreement, or on such later date or time as you and the Company may agree in writing.

             (b) On the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

         If the conditions to the obligations of the Company, provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Option Shares on exercise of the option provided for in Section 2(b) hereof shall be affected.

      6.     INDEMNIFICATION.

             (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless the Representative and each Underwriter, their shareholders, partners, directors, officers, employees, and counsel, and each person, if any, who controls the Representative and each Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Representative and each Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statements or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein, or (iv) any act or failure to act or any alleged act or failure to act by the Representative or any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the

Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Representative or such Underwriter through its bad faith or willful misconduct; and to reimburse the Representative or each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Joseph Charles & Associates, Inc.) as such expenses are reasonably incurred by the Representative or such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of the Representative or any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling the Representative or such Underwriter, if copies of the Prospectus were timely delivered to the Representative or the Underwriter pursuant to the provision hereunder and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Representative or such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense; and provided, further, that the Company may agree, and without limiting the rights of the Representative or the Underwriters under this Agreement, as to the respective amounts of such liability for which it shall be responsible. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

             (b) Indemnification of the Company and each Director and Officer of the Company. The Representative and each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its shareholders, partners, directors, and counsel, and each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred to which the Company, or any director, officer or controlling person of the Company may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any director, officer or controlling person, for any legal and other expense reasonably incurred by the Company, or any director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representative and the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) as the paragraph on the inside front cover page of the Prospectus concerning stabilization by the Underwriters; (B) information under the caption "Underwriting" in the Prospectus; and (C) information under the heading "Legal Matters." The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Representative and each Underwriter may otherwise have.

             (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the provisions to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Joseph Charles & Associates, Inc. in the case of Section 6(b) and Section 7), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

             (d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

      7.   CONTRIBUTION.

         If the indemnification provided for in Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company on the one hand, or the Underwriters, on the other hand, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters obligations to contribute pursuant to this
Section 7 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule I. For purposes of this Section 7, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

       8.    COSTS AND EXPENSES.

             (a) Whether or not this Agreement becomes effective or the sale of the Shares to the Underwriters is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company, including but not limited to the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus and the Prospectus, as amended or supplemented, the fee of the National Association of Securities Dealers, Inc. ("NASD") in connection with the filing required by the NASD relating to the offering of the Shares contemplated hereby; all expenses, including reasonable fees (but not in excess of the amount set forth in Section 3(b)) and disbursements of counsel to the Representative, in connection with the qualification of the Shares under the State Securities or Blue Sky Laws which you shall designate; the cost of printing and furnishing to you copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, the Agreement Among Underwriters and related agreements, and the Blue Sky Memorandum; the cost of printing the certificates representing the Securities, the expenses of Company due diligence meetings and presentations (but not of any Representative or Representative's counsel in connection therewith), the expense of placing one or more "tombstone" advertisements as directed by you; and the cost of preparing bound volumes of all public offering documents. All "road show" expenses incurred by the Representative shall be borne by the Company. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Representative and the Underwriters hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement except as otherwise set forth in said Section.

             (b) In addition to the foregoing expenses, the Company shall at the First Closing Date pay to you the balance of a non-accountable expense allowance 3.0% of the gross proceeds of the offering, of which $50,000 has been paid. In the event the over-allotment option is exercised in part or in full, the Company shall pay to you at the Option Closing Date an additional amount equal to 3.0% of the gross proceeds received upon exercise of the over-allotment option. In the event the transactions contemplated hereby are not consummated for any reason, the Company shall be liable for your actual accountable out-of-pocket expenses (with credit given to the amount heretofore paid), including legal fees, provided however, that any portion of the $50,000 paid by the Company that has not been utilized by you in connection with the offering on an accountable basis shall be refunded by you to the Company; and further provided that if the contemplated transactions are not consummated by reason of breach by the Company of this Agreement or of any representation, warranty, covenant or condition contained herein, the Company shall be liable for your accountable out-of-pocket expenses.

             (c) No person is entitled either directly or indirectly to compensation from the Company, from any Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless each Underwriter, and the Underwriters agree to indemnify and hold harmless, severally and not jointly, the Company from and against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the indemnified party may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

         9.    DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS.

         If, on the First Closing Date or the Option Closing Date, as the case may be, any one or more of the several Underwriters fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other document or arrangements may be effected.

         As used in this Agreement, the term Underwriter shall be deemed to include any person substituted for a defaulting Underwriter under this Section
9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10.  EFFECTIVE DATE.

         The Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until the earlier to occur of 10:00 A.M., Eastern Standard time on the first full business day following the Effective Date as the Representative in its discretion shall first commence the initial public offering by the Representative of any of the Shares. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 6, 7, 8, 13, 14, 15 and 16 shall remain in effect notwithstanding such termination. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Shares, or the time when the Shares are first generally offered by you to dealers by letter or telecopier, whichever shall first occur.

         11.  TERMINATION.

             (a) This Agreement, except for Sections 6, 7, 8, 13, 14, 15 and 16, may be terminated at any time prior to the First Closing Date, and the option referred to in Section 2(b), if exercised, may be canceled, at any time prior to the Option Closing Date, by the Representative if in the Representative's judgment it is impracticable to offer for sale or to enforce contracts made by you for the resale of the Shares agreed to be purchased hereunder, by reason of
(i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally which are not in force and effect on the date hereof, (iv) a banking moratorium having been declared by federal or New York State authorities, (v) an outbreak of major international hostilities or other national or international calamity having occurred, (vi) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by you to have a material adverse impact on the business, financial condition or financial statements of the Company, (vii) any material adverse change in the financial or securities markets beyond normal fluctuations in the United States having occurred since the date of this Agreement, or (viii) any material adverse change having occurred, since the respective dates for which information is given in the Registration Statement and Prospectus, in the earnings, business, prospects or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business.

             (b) If the Representative elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11 or in Section 10, the Company shall be promptly notified by you, by telephone or facsimile transmission, confirmed by letter.

         12.      REPRESENTATIVE'S WARRANTS.

         On the First Closing Date, the Company will issue to you, for a consideration of $150 and upon the terms and conditions set forth in the form of Representative's Warrants annexed as an exhibit to the Registration Statement, the Representative's Warrants to purchase 150,000 Shares. In the event of conflict in the terms of this Agreement and the Representative's Warrants, the language of the Representative's Warrants shall control.

         13.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
DELIVERY.

         The respective indemnities, agreements, representations, warranties and other statements of the Company and the Representative, set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any of its officers or directors or any controlling persons and will survive delivery of and payment for the Shares and the termination of this Agreement.

         14.      NOTICE.

         All communications hereunder will be in writing and, except as otherwise expressly provided herein, if sent to any Underwriter, will be mailed, delivered or telecopied and confirmed to it at Joseph Charles & Associates, Inc., 2500 N. Military Trail, Suite 300, Boca Raton, Florida 33431, with a copy sent to Ralph V. De Martino, Esq., at De Martino Finkelstein Rosen & Virga, 1818 N Street, N.W., Suite 400, Washington, D.C. 20036-2492, or if sent to the Company, will be mailed, delivered, or facsimiled and confirmed to Mr. Luca M. Giussani, President and Chief Executive Officer, Ursus Telecom Corporation, 440 Sawgrass Corporate Parkway, Suite 112, Sunrise, Florida 33325, with a copy sent to James R. Tannenbaum, Esq., Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, if sent to Luca M. Giussani, will be mailed, delivered, or facsimiled and confirmed to Mr. Luca M. Giussani, _______________,

_______________, _______________, if sent to Jeffrey R. Chaskin, will be mailed, delivered, or facsimiled and confirmed to Mr. Jeffrey R. Chaskin, _______________, _______________, _______________.

         15.      PARTIES IN INTEREST.

         The Agreement herein set forth is made solely for the benefit of the Representative, the Underwriters, the Company and, to the extent expressed, any person controlling the Company, or the Representative or any Underwriter, and directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, the officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any Underwriter of the Shares.

         16.      APPLICABLE LAW.

         This Agreement will be governed by, and construed in accordance with, the laws of the State of Florida applicable to agreements made and to be entirely performed within Florida.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Underwriting Agreement, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                            Very truly yours,

                                            URSUS TELECOM CORPORATION

Dated: __________________, 1998             By:
                                               -------------------------------
                                                     Luca M. Giussani
                                                   Chief Executive Officer
                                                        and President

                                            LUCA M. GIUSSANI

Dated: __________________, 1998             Signed:
                                                   ---------------------------

                                            JEFFREY R. CHASKIN

Dated: __________________, 1998             Signed:
                                                    --------------------------

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

JOSEPH CHARLES & ASSOCIATES, INC.

By:
   -------------------------------------
             Authorized Officer

Dated:__________________________, 1998

SCHEDULE I


Underwriting Agreement dated ______________, 1998

UNDERWRITER                             NUMBER OF FIRM SHARES TO BE PURCHASED
-----------                             -------------------------------------












Total                                   ___________

                                        ___________